UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): December 15, 2022

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2022, to consummate the Acquisition (as defined below) and to repay approximately $5.9 million of its existing delayed draw term notes due December 31, 2022, The Arena Group Holdings, Inc. (the “Company”) issued $36.0 million aggregate principal amount of senior secured notes (the “Bridge Notes”) pursuant to a Third Amended and Restated Note Purchase Agreement, by and among the Company, the subsidiary guarantors party thereto, BRF Finance Co., LLC, as agent and purchaser, and the other purchasers from time to time party thereto (the “Note Purchase Agreement”). The Company received net proceeds of $34.8 million from the issuance of the Bridge Notes.

The Company will pay interest on the Bridge Notes at a rate of 12% per annum quarterly in arrears on each of March 31, June 30, September 30 and December 31; provided that, on each of March 1, 2023, May 1, 2023 and July 1, 2023, the interest rate on the Bridge Notes shall increase by 1.5% per annum. The Bridge Notes will mature on December 31, 2023. The Bridge Notes are subject to certain mandatory prepayment requirements, including, but not limited to, a requirement that the Company apply the net proceeds from certain debt incurrences or equity offerings to repay the Bridge Notes. The Company may elect to prepay the Bridge Notes, at any time and from time to time, at its option at 100% of the principal amount thereof.

The Bridge Notes are secured by liens on the same collateral that secures indebtedness under the Company’s outstanding secured notes (the “Outstanding Notes”), and are guaranteed by the Company’s subsidiaries that guarantee the Outstanding Notes. The Note Purchase Agreement contains covenants and events of default substantially similar to those contained in the note purchase agreement that governed the Outstanding Notes.

On December 15, 2022, the Company entered into an amendment to its financing and security agreement (the “FSA Amendment”), by and among the Company, certain subsidiaries of the Company party thereto and SLR Digital Finance LLC (f/k/a Fast Pay Partners LLC) (“SLR”), pursuant to which (i) the maximum credit limit for the Company’s line of credit was increased to $40.0 million (subject to 85% of accounts receivable), (ii) the interest rate on the line of credit was amended to be the prime rate plus 4% and (iii) the maturity of the line of credit was extended to December 31, 2024; provided that the maturity date will be December 31, 2023 if the Company has not refinanced, repaid or extended all of its senior secured notes due December 31, 2023 by August 31, 2023, and provided further, that SLR will be entitled to accelerate the obligations if the Company has not refinanced, repaid or extended all of its senior secured notes due December 31, 2023 by September 30, 2023. The FSA Amendment also permitted the incurrence of the Bridge Notes.

The foregoing descriptions of the Note Purchase Agreement, the Bridge Notes and the FSA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Note Purchase Agreement, the FSA Amendment and the form of Bridge Note, copies of which are filed as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 13, 2022, The Arena Media Brands, LLC (the “Subsidiary”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, entered into an asset purchase agreement on December 7, 2022 with A360 Media, LLC, a Delaware limited liability company (“A360”), and Weider Publications, LLC, a Delaware limited liability company and a wholly-owned subsidiary of A360 (together with A360, the “Seller Parties,” and such agreement, the “Asset Purchase Agreement”). On December 15, 2022 (the “Closing Date”), pursuant to the terms set forth in the Asset Purchase Agreement, the Subsidiary purchased and assumed from the Seller Parties, and the Seller Parties sold, transferred, conveyed, assigned and delivered to the Subsidiary, certain assets and liabilities of the Seller Parties related to the digital media operations of Men’s Journal and other men’s active lifestyle brands (as further set forth and described in the Asset Purchase Agreement, the “Acquisition”). On the Closing Date, the Subsidiary paid $23.0 million in cash. The aggregate consideration for the Acquisition also included $1.0 million paid in November 2022, $1.0 million deposited into an escrow account to be released in accordance with the terms of the Asset Purchase Agreement, subject to adjustments for any indemnification payments, and additional deferred payments totaling approximately $3.5 million to be payable in equal monthly installments over the 27 months following the Closing Date.

The foregoing description in this Item 2.01 of certain terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated December 7, 2022, by and among The Arena Media Brands, LLC, Weider Publications, LLC and A360 Media, LLC
4.1	Form of Bridge Note
10.1*	Third Amended and Restated Note Purchase Agreement, dated December 15, 2022, by and among the Company, the subsidiary guarantors party thereto, BRF Finance Co., LLC, as agent and purchaser, and the other purchasers from time to time party thereto
10.2	Sixth Amendment to Financing and Security Agreement, dated December 15, 2022, by and among the Company, the subsidiaries of the Company party thereto and SLR Digital Finance LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish to the SEC copies of any such schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2022	THE ARENA GROUP HOLDINGS, INC.

	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer